UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

CH2M HILL Companies, Ltd.

Delaware	000-27261	93-0549963
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code:  (303) 771-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On May 2, 2011, at the annual meeting of stockholders of CH2M HILL Companies, Ltd.(“CH2M HILL”), CH2M HILL’s stockholders approved a proposal to change CH2M HILL’s state of incorporation from Oregon to Delaware through a conversion under Oregon and Delaware law (the “Reincorporation”).  On July 1, 2011, CH2M HILL completed the Reincorporation.  CH2M HILL as incorporated in Delaware is considered to be the successor of CH2M HILL prior to the Reincorporation for purposes of Rule 12g-3 of the Securities Exchange Act of 1934, as amended.

As disclosed in CH2M HILL’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2011 (the “Proxy Statement”), other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of CH2M HILL, nor will it result in any change in location of the Company ‘s current employees, including management.  In addition, the consolidated financial condition and results of operations of CH2M HILL immediately after consummation of the Reincorporation are the same as those of CH2M HILL immediately prior to the consummation of the Reincorporation.  Finally, the Board of Directors of CH2M HILL consist of those persons elected to the current Board of Directors of CH2M HILL prior to the Reincorporation, and the individuals serving as executive officers of the Company immediately prior to the Reincorporation continue to serve as executive officers of CH2M HILL following the Reincorporation.  As disclosed in the Proxy Statement, in connection with consummation of the Reincorporation, certain of CH2M HILL’s directors were reclassified into the other class of the Board, in an effort to more closely equalize the number of directors in the different classes.  As a result, CH2M HILL’s Board of Directors continues to be classified, with the following directors serving in Class I with a term ending 2012:   Manuel Ernesto Aguirre; Robert Bailey; Jerry Geist; Chad Holliday; Georgia Nelson; Nancy Tuor; and Barry Williams and the following directors serving in Class II with a term ending 2013: Robert Card; Michael Lucki; Lee McIntire; Mike McKelvy; Jacqueline Rast; and one open outside director position.

Prior to the consummation of the Reincorporation, CH2M HILL’s corporate affairs were governed by the corporate laws of the State of Oregon and the rights of our stockholders were subject to CH2M HILL’s Certificate of Incorporation and its Bylaws established under Oregon law. As a result of the Reincorporation, the rights of CH2M HILL’s stockholders are now governed by the corporate laws of the State of Delaware and CH2M HILL’s new Certificate of Incorporation (the “Charter”) and Bylaws (“Bylaws”), which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively.

Delaware corporate law will now be applicable in the determination of the rights of our stockholders. For a description of the differences between the rights of holders of CH2M HILL’s stockholders under Oregon law and Delaware law, see the section of CH2M HILL’s Proxy Statement entitled “Significant Differences Between the Corporation Laws of Oregon and Delaware,” which description is incorporated by reference herein in its entirety.

For a description of the terms of the Charter, see the section of the Proxy Statement entitled “Key Provisions of the Charters and Bylaws of CH2M HILL and CH2M HILL Delaware,” which description is incorporated by reference herein in its entirety.  The copy of the Charter that is filed herewith as Exhibit 3.1 is incorporated herein by reference.

The principal changes between CH2M HILL’s Bylaws that existed prior to the Reincorporation and the current Bylaws, are:

•      The advance notice requirements for stockholder-proposed business to be brought before a meeting of stockholders have been increased and enhanced information concerning the stockholder and the proposed business must be provided to CH2M HILL;

•      Special meetings of stockholders may now be called by the Chairman, CEO or by the Board of Directors, whereas under the prior bylaws stockholders owning 10% of the voting power could call a special meeting of stockholders;

•      The Bylaws now provide that the size of the Board shall be not less than 7, nor more than 13 members, which is consistent with CH2M HILL’s previous Oregon charter;

•      Committees of the Board may be established by a two-third vote of the entire Board;

•      Directors continue to be elected by a majority vote under the Bylaws, except in the case of a contested election, in which case directors will be elected by a plurality;

•      The Bylaw provisions relating to indemnification for directors and officers of CH2M HILL have been updated in accordance with Delaware law and revised to add various customary provisions;

•      The Bylaws permit electronic delivery of notices to stockholders and directors in accordance with Delaware corporate law; and

•      The Bylaws also contain a number of routine provisions intended to comply with current Delaware corporate law.

The foregoing summary of the Bylaws of CH2M HILL is qualified in its entirety by reference to the Bylaws, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under item 3.03 regarding the classification of the Board and the terms of the directors is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 regarding CH2M HILL’s Charter and Bylaws is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 3.1	Certificate of Incorporation of CH2M HILL Companies, Ltd.

Exhibit 3.2	Bylaws of CH2M HILL Companies, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: July 5, 2011	/s/ Margaret B. McLean
Margaret B. McLean
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit 3.1	Certificate of Incorporation of CH2M HILL Companies, Ltd.

Exhibit 3.2	Bylaws of CH2M HILL Companies, Ltd.